Exhibit 99.1

JDA Software Group, Inc.	Contact Information
NEWS RELEASE	at End of Release

JDA Software Announces Second Quarter 2011 Results
Strong Recurring Maintenance Revenue and Excellent Cash Flow Highlight the Quarter
Company Reiterates Confidence in the Mid-Point of its Full Year Outlook for 2011
Scottsdale, Ariz. — July 26, 2011 — JDA®Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the second quarter ended June 30, 2011. JDA reported second quarter revenue of $162.4 million, a 3 percent increase from $158.4 million of revenue reported in second quarter 2010. Adjusted EBITDA was $38.9 million in second quarter 2011 compared to $41.3 million in the second quarter of 2010. JDA also reported adjusted non-GAAP earnings per share for second quarter 2011 of $0.45, compared to $0.48 per share reported in second quarter 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2 Technologies, Inc. (i2). GAAP net income attributable to common shareholders for second quarter 2011 was $10.1 million or $0.24 per diluted share, compared to $7.9 million or $0.19 per share in second quarter 2010.
     “Second quarter software sales did not meet our expectation, however, our outlook for the second half remains strong. In particular, we currently anticipate an unusually strong third quarter that is expected to be combined with a typically strong fourth quarter to deliver total license sales around the mid-point of our original full year outlook for 2011,” said JDA Software President and Chief Executive Officer Hamish Brewer. “We were pleased with the continued cash flow strength of the Company, as we generated over $35 million of operating cash flow in the quarter and our outlook across all revenue lines for the second half indicates solid organic growth.”
Software and Subscription
     Software and subscription revenue was $30.8 million in the second quarter 2011 compared to $38.0 million in the second quarter 2010. The decrease was primarily due to lower sales in North America and Asia Pacific, partially offset by continued solid results from the EMEA region. Despite the revenue decline compared the prior year, the Company closed 67 software deals, including nine deals in excess of $1 million in the current quarter, compared to 54 deals, including six over $1 million in the year ago period. Additionally, the average sales price for the trailing 12 months ended June 30, 2011 increased to $645,000 from $608,000 for the trailing 12 months ended June 30, 2010.

JDA Software Announces Second Quarter 2011 Results

Maintenance and Support Services
     Maintenance revenue increased 9 percent to $66.1 million in the second quarter 2011 from $60.6 million in the second quarter 2010. This increase was due to a continued strong retention rate of 96.7 percent and the high level of attachment of maintenance contracts to new license deals.
Consulting Services
     Consulting services revenue increased 10 percent to $65.5 million in the second quarter 2011 from $59.8 million in the second quarter 2010. This increase was primarily due to the implementation services work associated with larger software sales. Consulting services gross margins were 17 percent in second quarter 2011 compared to 24 percent in the second quarter 2010 due to a decline in utilization rates to 56 percent from 59 percent in the second quarter of 2010.
Other Financial Data
•	Operating expenses as a percent of revenue continue to show a disciplined cost-management. Product development expenses as a percent of revenue remained constant at 12 percent in the second quarter 2011 compared to the second quarter 2010, reflecting a continued investment in our technology and solutions. Sales and marketing expenses as a percent of revenue increased slightly to 16 percent in the second quarter 2011 compared to 15 percent in the second quarter 2010, reflecting our current year investment in the sales organization. General and administrative expenses as a percent of revenue improved to 10 percent in the second quarter 2011 compared to 13 percent in the second quarter 2010, driven by cost containment and a reduction in legal costs.

•	Cash flow provided by operations was $35.5 million in second quarter 2011 compared to use of cash flow from operations of $2.6 million in second quarter 2010 driven by the favorable change in working capital, primarily due to favorable movements in accounts receivable and deferred revenue.

•	Cash and cash equivalents, including restricted cash, increased $135.2 million to $293.2 million at June 30, 2011, from $158.0 million at June 30, 2010. The Company’s cash position, net of debt, at June 30, 2011 was $20.3 million.
Second quarter 2011 Highlights
     The following presents a high-level summary of JDA’s regional software sales performance:
•	JDA reported $20.8 million in software license and subscription revenues in its Americas region during second quarter 2011, compared to $27.1 million in second quarter 2010. Companies signing new software licenses in second quarter 2011 include: Butterball LLC, Constellation Brands, Inc., Coty Inc., General Atomics Aeronautical Systems, MC Sports, Por Distincion S.A. DE C.V., Price Chopper, P&G, Sodimac Chile S.A., TBB Global Logistics, and Time Warner Cable, Inc.

JDA Software Announces Second Quarter 2011 Results

•	Software license and subscription revenues in the Europe, Middle East and Africa (EMEA) region increased to $7.4 million in second quarter 2011 from $4.8 million in second quarter 2010. New software deals in the EMEA region include: Infineon Technologies Austria AG, Koninklijke Ahold NV, and Tata Steel in Europe.

•	JDA’s Asia-Pacific region posted software license and subscription revenues of $2.6 million in second quarter 2011 compared to $6.1 million in second quarter 2010. Wins in this region include: Accordia Golf Co. Ltd., Coles Supermarkets, Test Rite Retail Co., Ltd. and Woolworths Limited.
Six Months Ended June 30, 2011 Results
•	Revenue for the six months ended June 30, 2011 increased 12 percent to $326.0 million from $290.0 million for the six months ended June 30, 2010. Adjusted EBITDA increased to $76.7 million for the first six months of June 30, 2011 from $72.7 million in the first six months of 2010.

•	Adjusted non-GAAP earnings per share for the six months ended June 30, 2011 was $0.91 compared to $0.87 per share for the six months ended June 30, 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2. Adjusted non-GAAP earnings for the six months ended June 30, 2011 also exclude a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation.

•	The GAAP net income applicable to common shareholders for the six months ended June 30, 2011 was $55.6 million or $1.30 per share, compared to net income of $3.6 million or $0.09 per share for the six months ended June 30, 2010. Results for the six months ended June 30, 2011 include a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation. Results for six months ended June 30, 2010 include the completion of the acquisition of i2 as of January 28, 2010.

•	Cash flow from operations was $94.2 million for the six months ended June 30, 2011 compared to cash flow from operations of $9.6 million for the six months ended June 30, 2010. The increase in operating cash flow in the current period was due to increased net income, partially due the $37.5 million settlement received from a patent litigation settlement, and improvements in the change in deferred revenue.
Conference Call Information
     JDA Software Group, Inc. will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its second quarter ended June 30, 2011. To participate in the call, dial 1-877-941-2068 (United States) or 1-480-629-9712 (International) and ask the operator for the “JDA Software Group, Inc. Second quarter 2011 Earnings Conference

JDA Software Announces Second Quarter 2011 Results

Call.” A live audio webcast of the conference call and detailed slide deck can be accessed by logging ontowww.jda.com in the Investor Relations section.
     A replay of the conference call will begin on July 26, 2011 at 8:00 p.m. Eastern time and will end on August 26, 2011. To hear a replay of the call over the Internet, access JDA’s website at www.jda.com.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail, and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.
JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392
JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Three Months Ended June 30,
		% of		% of	% Increase
	2011	Revenues	2010	Revenues	(Decrease)
REVENUES:
Software licenses	$26,915	17%	$32,152	20%	-16%
Subscriptions and other recurring revenues	3,850	2%	5,806	4%	-34%
Maintenance services	66,100	41%	60,594	38%	9%

Product revenues	96,865	60%	98,552	62%	-2%

Consulting services	59,033	36%	55,255	35%	7%
Reimbursed expenses	6,512	4%	4,566	3%	43%

Services revenue	65,545	40%	59,821	38%	10%

Total Revenues	162,410	100%	158,373	100%	3%

COST OF REVENUES:
Cost of software licenses	1,181	1%	909	1%	30%
Amortization of acquired software technology	1,833	1%	1,803	1%	2%
Cost of maintenance services	14,672	9%	14,227	9%	3%

Cost of product revenues	17,686	11%	16,939	11%	4%

Cost of consulting services	47,575	29%	40,742	26%	17%
Reimbursed expenses	6,512	4%	4,566	3%	43%

Cost of service revenue	54,087	33%	45,308	29%	19%

Total Cost of Revenues	71,773	44%	62,247	39%	15%

GROSS PROFIT	90,637	56%	96,126	61%	-6%

OPERATING EXPENSES:
Product development	19,807	12%	19,481	12%	2%
Sales and marketing	25,364	16%	24,460	15%	4%
General and administrative	16,314	10%	19,801	13%	-18%
Amortization of intangibles	9,592	6%	9,915	6%	-3%
Restructuring charges	439	0%	4,548	3%	-90%
Acquisition-related costs	—	0%	865	1%	-100%
Litigation settlement	—	0%	—	0%	NM

Total Operating Expenses	71,516	44%	79,070	50%	-10%

OPERATING INCOME	19,121	12%	17,056	11%	12%
Interest expense and amortization of loan fees	6,439	4%	6,182	4%	4%
Interest income and other, net	(881)	-1%	642	0%	-237%

INCOME BEFORE INCOME TAXES	13,563	8%	10,232	6%	33%
Income tax provision	3,444	2%	2,366	1%	46%

NET INCOME	$10,119	6%	$7,866	5%	29%

EARNINGS PER SHARE:
Basic	$0.24		$0.19		27%
Diluted	$0.24		$0.19		27%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,354		41,672		2%
Diluted	42,740		42,265		1%
Note: Subtotals may not add due to rounding.

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Six Months Ended June 30,
		% of		% of	% Increase
	2011	Revenues	2010(1)	Revenues	(Decrease)
REVENUES:
Software licenses	$58,395	18%	$56,589	20%	3%
Subscriptions and other recurring revenues	8,844	3%	10,093	3%	-12%
Maintenance services	130,868	40%	117,654	41%	11%

Product revenues	198,107	61%	184,336	64%	7%

Consulting services	116,677	36%	98,257	34%	19%
Reimbursed expenses	11,232	3%	7,411	3%	52%

Services revenue	127,909	39%	105,668	36%	21%

Total Revenues	326,016	100%	290,004	100%	12%

COST OF REVENUES:
Cost of software licenses	2,130	1%	1,917	1%	11%
Amortization of acquired software technology	3,667	1%	3,379	1%	9%
Cost of maintenance services	28,658	9%	26,260	9%	9%

Cost of product revenues	34,455	11%	31,556	11%	9%

Cost of consulting services	94,178	29%	76,011	26%	24%
Reimbursed expenses	11,231	3%	7,411	3%	52%

Cost of service revenue	105,409	32%	83,422	29%	26%

Total Cost of Revenues	139,864	43%	114,978	40%	22%

GROSS PROFIT	186,152	57%	175,026	60%	6%

OPERATING EXPENSES:
Product development	39,943	12%	36,758	13%	9%
Sales and marketing	51,604	16%	45,572	16%	13%
General and administrative	38,402	12%	37,498	13%	2%
Amortization of intangibles	19,310	6%	18,481	6%	4%
Restructuring charges	981	0%	12,306	4%	-92%
Acquisition-related costs	—	0%	7,608	3%	-100%
Litigation settlement	(37,500)	-12%	—	0%	NM

Total Operating Expenses	112,740	35%	158,223	55%	-29%

OPERATING INCOME	73,412	23%	16,803	6%	337%
Interest expense and amortization of loan fees	12,650	4%	12,268	4%	3%
Interest income and other, net	(2,151)	1%	(481)	0%	NM

INCOME BEFORE INCOME TAXES	62,913	19%	5,016	2%	1154%
Income tax provision	7,266	2%	1,418	0%	412%

NET INCOME	$55,647	17%	$3,598	1%	1447%

EARNINGS PER SHARE:
Basic	$1.32		$0.09		1383%
Diluted	$1.30		$0.09		1391%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,244		40,514		4%
Diluted	42,674		41,151		4%

(1)	Includes results of i2 acquisition as of January 28, 2010.
Note: Subtotals may not add due to rounding.

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

							% Increase
	Three Months Ended June 30,						(Decrease)
	2011		2011	2010		2010
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL COST OF REVENUES	$71,773	$(2,526)	$69,247	$62,247	$(2,296)	$59,951	16%
Stock-based compensation:
Cost of maintenance services	14,672	(174)	14,498	14,227	(163)	14,064
Cost of consulting services	47,575	(519)	47,056	40,742	(330)	40,412

Amortization:
Amortization of acquired software technology	1,833	(1,833)	—	1,803	(1,803)	—

TOTAL OPERATING EXPENSES	$71,516	$(13,820)	$57,696	$79,070	$(18,850)	$60,220	-4%
Stock-based compensation:
Product development	19,807	(544)	19,263	19,481	(173)	19,308
Sales and marketing	25,364	(1,419)	23,945	24,460	(884)	23,576
General and administrative	16,314	(1,826)	14,488	19,801	(1,742)	18,059

Amortization of intangibles	9,592	(9,592)	—	9,915	(9,915)	—
Restructuring charges	439	(439)	—	4,548	(4,548)	—
Acquisition-related costs	—	—	—	865	(865)	—
Non-recurring transition costs to integrate acquisition	—	—	—	723	(723)	—

OPERATING INCOME	$19,121	$16,346	$35,467	$17,056	$21,146	$38,202	-7%

OPERATING MARGIN %	12%		22%	11%		24%	-2%

INCOME TAX EFFECTS (2)	$3,444	$7,024	$10,468	$2,366	$8,616	$10,982	-5%

NET INCOME	$10,119		$19,441	$7,866		$20,396	-5%

DILUTED EARNINGS PER SHARE	$0.24		$0.45	$0.19		$0.48	-6%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,740		42,740	42,265		42,265	1%

	2011		2011	2010		2010
	Non-Adjusted	Adj.	Adjusted	Non-Adjusted	Adj.	Adjusted
Net income	$10,119			$7,866
Income tax provision	3,444			2,366
Interest expense and amortization of loan fees	6,439			6,182
Amortization of acquired software technology	1,833			1,803
Amortization of intangibles	9,592			9,915
Depreciation	3,406			3,144

EBITDA	$34,833			$31,276
Restructuring charges		$439			$4,548
Stock-based compensation		4,482			3,292
Acquisition-related costs		—			865
Interest income and other, net		(881)			642
Non-recurring transition costs to integrate acquisition		—			723
EBITDA	$34,833	$4,040	$38,873	$31,276	$10,070	$41,346	-6%
EBITDA MARGIN %	21%		24%	20%		26%

(1)	This presentation includes Non-GAAP measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2)	Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

	Six Months Ended June 30,						%Increase
	2011		2011	2010(2)		2010	(Decrease)
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP

TOTAL COST OF REVENUES	$139,864	$(5,191)	$134,673	$114,978	$(4,434)	$110,544	22%
Stock-based compensation:
Cost of maintenance services	28,658	(341)	28,317	26,260	(277)	25,983
Cost of consulting services	94,178	(1,183)	92,995	76,011	(778)	75,233

Amortization:
Amortization of acquired software technology	3,667	(3,667)	—	3,379	(3,379)	—

TOTAL OPERATING EXPENSES	$112,740	$8,678	$121,418	$158,223	$(45,349)	$112,874	8%
Stock-based compensation:
Product development	39,943	(1,236)	38,707	36,758	(506)	36,252
Sales and marketing	51,604	(2,860)	48,744	45,572	(1,750)	43,822
General and administrative	38,402	(4,435)	33,967	37,498	(3,258)	34,240

Amortization of intangibles	19,310	(19,310)	—	18,481	(18,481)	—
Restructuring charges	981	(981)	—	12,306	(12,306)	—
Acquisition-related costs	—	—	—	7,608	(7,608)	—
Non-recurring transition costs to integrate acquisition	—	—	—	1,440	(1,440)	—
Litigation settlement	(37,500)	37,500	—	—	—	—

OPERATING INCOME	$73,412	$(3,487)	$69,925	$16,803	$49,783	$66,586	5%

OPERATING MARGIN %	23%		21%	6%		23%	-2%

INCOME TAX EFFECTS (3)	$7,266	$13,533	$20,799	$1,418	$17,762	$19,180	8%

NET INCOME	$55,647		$38,627	$3,598		$35,619	8%

DILUTED EARNINGS PER SHARE	$1.30		$0.91	$0.09		$0.87	5%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,674		42,674	41,151	—	41,151	4%

	2011		2011	2010		2010
	Non-Adjusted	Adj.	Adjusted	Non-Adjusted	Adj.	Adjusted

Net income	$55,647			$3,598
Income tax provision	7,266			1,418
Interest expense and amortization of loan fees	12,650			12,268
Amortization of acquired software technology	3,667			3,379
Amortization of intangibles	19,310			18,481
Depreciation	6,770			6,150

EBITDA	$105,310			$45,294

Restructuring charges		$981			$12,306
Stock-based compensation		10,055			6,569
Acquisition-related costs		—			7,608
Interest income and other, net		(2,151)			(481)
Non-recurring transition costs to integrate acquisition		—			1,440
Litigation settlement		(37,500)			—

EBITDA	$105,310	$(28,615)	$76,695	$45,294	$27,442	$72,736	5%

EBITDA MARGIN %	32%		24%	16%		25%

(1)	This presentation includes Non-GAAP measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2)	Includes results of i2 acquisition as of January 28, 2010.

(3)	Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Current Assets:
Cash and cash equivalents	$256,101	$171,618
Restricted cash	37,111	34,855
Accounts receivable, net	127,510	102,118
Deferred tax assets—current portion	43,027	43,753
Prepaid expenses and other current assets	36,403	27,723

Total Current Assets	500,152	380,067

Non-Current Assets:
Property and equipment, net	45,548	47,447
Goodwill	226,863	226,863
Other intangibles, net	164,421	187,398
Deferred tax assets—long-term portion	251,732	255,386
Other non-current assets	18,601	16,367

Total Non-Current Assets	707,165	733,461

TOTAL ASSETS	$1,207,317	$1,113,528

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$8,992	$21,092
Accrued expenses and other liabilities	83,661	83,938
Income taxes payable	—	318
Deferred revenue—current portion	132,292	88,055

Total Current Liabilities	224,945	193,403

Non-Current Liabilities:
Long-term debt	272,946	272,695
Accrued exit and disposal obligations	4,721	7,360
Liability for uncertain tax positions	6,147	6,873
Deferred revenue—long-term portion	6,161	9,090

Total Non-Current Liabilities	289,975	296,018

TOTAL LIABILITIES	$514,920	$489,421

Stockholders’ Equity:
Common stock	446	439
Additional paid-in capital	564,393	550,177
Retained earnings	147,379	91,732
Accumulated other comprehensive income	11,927	8,980
Treasury stock	(31,748)	(27,221)

Total Stockholders’ Equity	692,397	624,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,207,317	$1,113,528

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
($ in thousands, unaudited)

	Six Months Ended June 30,
	2011	2010
Cash Flows From Operating Activities:
Net income	$55,647	$3,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,746	28,010
Provision for doubtful accounts	—	500
Amortization of loan fees	1,108	922
Net loss (gain) on disposal of property and equipment	20	(9)
Stock-based compensation	10,055	6,569
Deferred income taxes	4,379	(304)
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	(24,890)	(14,856)
Income tax receivable	(766)	2,031
Prepaid expenses and other assets	(9,095)	(13,911)
Accounts payable	(11,861)	3,634
Accrued expenses and other liabilities	(1,284)	(14,075)
Income tax payable	(1,023)	(3,737)
Deferred revenue	42,124	11,196

Net cash provided by operating activities	$94,160	$9,568

Cash Flow From Investing Activities:
Change in restricted cash	(2,256)	276,095
Purchase of i2 Technologies, Inc.	—	(213,427)
Payment of direct costs related to acquisitions	(1,703)	(1,639)
Purchase of property and equipment	(4,815)	(6,397)
Proceeds from disposal of property and equipment	50	349

Net cash (used in) provided by investing activities	$(8,724)	$54,981

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	3,498	11,610
Purchase of treasury stock and other, net	(4,527)	(3,758)
Conversion of warrants	671	—
Debt issuance costs	(1,701)	—

Net cash (used in) provided by financing activities	$(2,059)	$7,852

Effect of exchange rates on cash and cash equivalents	1,106	(2,196)

Net increase in cash and cash equivalents	$84,483	$70,205

Cash and Cash Equivalents, Beginning of Period	$171,618	$75,974

Cash and Cash Equivalents, End of Period	$256,101	$146,179

JDA Software Announces Second Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q2 2011 FINANCIAL RESULTS
SUPPLEMENTAL DATA
($ in thousands, unaudited)

	2010(1)					2011
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2

REVENUES:
Software licenses	$24,437	$32,152	$16,276	$36,681	$109,546	$31,480	$26,915
Subscriptions and other recurring revenues	4,287	5,806	5,758	5,292	21,143	4,994	3,850
Maintenance services	57,060	60,594	64,186	64,401	246,241	64,768	66,100

Product revenues	85,784	98,552	86,220	106,374	376,930	101,242	96,865

Consulting services	43,003	55,255	65,947	56,213	220,418	57,644	59,033
Reimbursed expenses	2,844	4,566	6,276	6,175	19,861	4,720	6,512

Services revenue	45,847	59,821	72,223	62,388	240,279	62,364	65,545

Total Revenues	$131,631	$158,373	$158,443	$168,762	$617,209	$163,606	$162,410

AS REPORTED REVENUE GROWTH RATES:
Software licenses	70%	21%	0%	33%	29%	29%	-16%
Subscriptions and other recurring revenues	343%	483%	543%	422%	446%	16%	-34%
Maintenance services	33%	37%	43%	37%	37%	14%	9%
Product revenues	47%	37%	38%	41%	41%	18%	-2%

Consulting services	87%	120%	114%	96%	105%	34%	7%
Reimbursed expenses	44%	86%	128%	114%	97%	66%	43%
Services revenue	83%	117%	115%	98%	104%	36%	10%
Total Revenues	58%	59%	65%	58%	60%	24%	3%

SOFTWARE LICENSE AND SUBSCRIPTION REVENUES:
Americas	$18,917	$27,080	$16,590	$31,026	$93,613	$21,104	$20,786
ASPAC	4,404	6,105	2,039	3,046	15,594	2,758	2,577
EMEA	5,403	4,773	3,405	7,901	21,482	12,612	7,402

Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474	$30,765

New sales	$8,415	$8,080	$2,603	$8,042	$27,140	$4,819	$9,537
Install-base sales	20,309	29,878	19,431	33,931	103,549	31,665	21,228

Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,484	$30,765

As % of Total
New sales	29%	21%	12%	19%	21%	13%	31%
Install-base sales	71%	79%	88%	81%	79%	87%	69%

Total Software Revenues	100%	100%	100%	100%	100%	100%	100%

GROSS PROFIT MARGINS BY LINE OF BUSINESS (2)
Software	91.0%	92.9%	86.7%	92.7%	91.4%	92.4%	90.2%
Maintenance	78.9%	76.5%	79.9%	79.3%	78.7%	78.4%	77.8%
Services	16.9%	24.3%	23.5%	18.2%	21.1%	17.7%	17.5%
Overall Gross Profit Margin	59.9%	60.7%	55.1%	60.0%	58.9%	58.4%	55.8%

MISCELLANEOUS
Average sales price (ASP) (3)	$618	$608	$573	$601		$720	$645
Multiple product deals (3)	21	18	17	19		21	24
Large deal count (greater than $1M) (3)	24	25	25	25		23	26
Quota carrying sales representatives	96	92	98	92		106	111
Maintenance Retention	98.3%	97.3%	95.9%	95.6%		98.5%	96.7%

FREE CASH FLOW (4)
GAAP Operating Cash Flow	$12,195	$(2,627)	$29,425	$26,179	$65,172	$58,683	$35,477
Capital Expenditures	(533)	(5,864)	(8,388)	(2,081)	(16,866)	(2,997)	(1,819)

Free Cash Flow (5)	$11,662	$(8,491)	$21,037	$24,098	$48,306	$55,686	$33,658

% Growth over prior year	-64%	-131%	32%	68%	-46%	368%	368%

(1)	Includes results of i2 acquisition as of January 28, 2010.

(2)	Gross Profit Margins are calculated using line of business Revenue, less line of business Cost of Revenue, divided by line of business Revenue.

(3)	Trailing twelve months

(4)	This presentation includes Non-GAAP measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(5)	Q1 2011 results Include $35.0 million of cash received from the settlement with Oracle Corporation.

JDA Software Announces Second Quarter 2011 Results

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statement that we currently anticipate unusually strong third quarter software sales, and believe we will be around the midpoint of our range for full year 2011 software sales. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to, the risk that for numerous reasons we may not convert our strong software pipeline into closed license transactions in the second half of 2011, which would prevent us from achieving our 2011 goals, and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
•	Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.
•	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.
•	Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.
•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
•	Acquisition-related costs associated with the acquisition of i2, the settlement offer related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

JDA Software Announces Second Quarter 2011 Results

Some of the limitations in relying on non-GAAP financial measures are:
•	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
•	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.
•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.
•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260